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Exhibit 10.2

Based upon the recommended plan features, IHOP's PSP
will operate as follows:

ILLUSTRATION: RECOMMENDED PSP

Step 1
Year 0 Award
1,500 target
Performance
Shares

Step 2
3-year Performance

IHOP's 3-year TSR		Value Line Restaurant Index Percentile 3-year TSR
11%	>	65th %ile = 12% 50th %ile = 10% 35th %ile = 7%
Aggregate 3-yr Cash Flow from Ops = $167M Target Cash Flow from Ops = $160-170M

Target Award Adjusted based on Dividends
(Dividend payment reinvested)

	Year 0	Year 1	Year 2	Year 3
# of Target Performance Shares	1,500	1,500	1,535	1,567
Stock Price	$39.00	$42.90	$47.19	$51.91
Dividend per Share	$0.00	$1.00	$1.00	$1.00
$ to Reinvest	$0	$1,500	$1,535	$1,567
# of Shares from Reinvested Dividends	0	35	33	30

"Account Balance"	1,500	1,535	1,567	1,598

Step 3
3-year Award Calculation

Relative Total Shareholder Return

Performance Share Matrix Multiplier on "Account Balance"(1)

Superior Performance (65th Percentile)	0.75x Account Balance	1.0x Account Balance	1.25x Account Balance	1.5x Account Balance
Target Performance (50th Percentile)	0.5x Account Balance	0.75x Account Balance	1.0x Account Balance	1.25x Account Balance
Threshold Performance (35th Percentile)	0.25x Account Balance	0.5x Account Balance	0.75x Account Balance	1.0x Account Balance
Below Threshold Performance (<35th Percentile)	0.0x Account Balance	0.25x Account Balance	0.5x Account Balance	0.75x Account Balance
	Below Threshold Performance	Threshold Performance ($140 million)	Target Performance ($160-170 million)	Superior Performance ($190 million)

Aggregate Net Cash Flow from Operations

(1)
Actual dividends will be reinvested as they are paid (e.g., quarterly)

Multiplier = 1.125x

Step 4
3-year Award

Acct. Balance = 1,598 perf. shares x 1.125 x $51.91/share = $93,321 Payment = 899 shares & $46,660 cash

Mercer Human Resource Consulting

FACER TO PAGE 30

Relative Total Shareholder Return

Performance Share Matrix Multiplier on "Account Balance"(1)
Superior Performance (65th Percentile)	0.75x Account Balance	1.0x Account Balance	1.25x Account Balance	1.5x Account Balance
Target Performance (50th Percentile)	0.5x Account Balance	0.75x Account Balance	1.0x Account Balance	1.25x Account Balance
Threshold Performance (35th Percentile)	0.25x Account Balance	0.5x Account Balance	0.75x Account Balance	1.0x Account Balance
Below Threshold Performance (<35th Percentile)	0.0x Account Balance	0.25x Account Balance	0.5x Account Balance	0.75x Account Balance
	Below Threshold Performance	Threshold Performance ($140 million)	Target Performance ($160-170 million)	Superior Performance ($190 million)

Aggregate Net Cash Flow from Operations(2)(3)(4)

(1)
Interpolate for performance between discrete points

(2)
To be adjusted for changes in interest charges on outstanding notes to franchisees over the performance period

(3)
Before cash disbursement for PSP

(4)
Subject to budget discussions on 12/15/2003

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Exhibit 10.2